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Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to stock option plans of Grossman's Inc. of our report dated April 28, 1995 with respect to the financial statements of Construcentro de America, S.A. de C.V. included in the Annual Report (Form 10-K) of Grossman's Inc. for the year ended December 31, 1994.

                                                    Ernst & Young LLP

         Boston, Massachusetts
         June 29, 1995